Exhibit 10.2
The printed portions of this form, except differentiated additions, have been approved by the Colorado Real Estate Commission. (CBS1-10-06) (Mandatory 1-07)

THIS FORM HAS IMPORTANT LEGAL CONSEQUENCES AND THE PARTIES SHOULD CONSULT LEGAL AND TAX OR OTHER COUNSEL BEFORE SIGNING.

CONTRACT TO BUY AND SELL REAL ESTATE
(ALL TYPES OF PROPERTIES)

Date: June 29, 2007 Purchase Price: $1,541,295.00

1.           AGREEMENT.  Buyer agrees to buy, and Seller agrees to sell, the Property defined below on the terms and conditions set forth in this contract (Contract).

2.           DEFINED TERMS.
a.         Buyer.  Buyer, Claus Wagner or assigns, will take title to the real property described below as  ☐ Joint Tenants  ☐ Tenants In Common ☐ Other
b.         Property.  The Property is the following legally described real estate in the County of Elbert, Colorado:

A 2017.175 acre parcel located in Sections 9, 15, 21, 22, Township 7 S, Range 58 W of the 6th PM,
Elbert County,
State of Colorado (Tax Schedule No. R115022) and

A 626.41 acre parcel located in Section 28, Township 7 S, Range 58 W of the 6th PM,
Elbert County,
State of Colorado (Tax Schedule No. R107046)

together with the interests, easements, rights, benefits, improvements and attached fixtures appurtenant thereto, and all interest of Seller in vacated streets and alleys adjacent thereto, except as herein excluded.
c.         Dates and Deadlines.  [NOTE: This table may be deleted if inapplicable.]
Item No.	Reference	Event	Date or Deadline
1	§ 4a	Alternative Earnest Money Deadline	N/A
2	§ 5a	Loan Application Deadline	10 days following MEC
3	§ 5b	Loan Conditions Deadline	60 days following MEC
4	§ 5c	Buyer’s Credit Information Deadline	N/A
5	§ 5c	Disapproval of Buyer’s Credit Information Deadline	N/A
6	§ 5d	Existing Loan Documents Deadline	N/A
7	§ 5d	Existing Loan Documents Objection Deadline	N/A
8	§ 5d	Loan Transfer Approval Deadline	N/A
9	§ 6a(2)	Appraisal Deadline	60 days following MEC
10	§ 7a	Title Deadline	5 days following MEC
11	§ 8a	Title Objection Deadline	25 days following MEC
12	§ 7c	Survey Deadline	45 days following MEC
13	§ 8c(2)	Survey Objection Deadline	55 days following MEC
14	§ 7b	Document Request Deadline	10 days following MEC
15	§ 7d(5)	CIC Documents Objection Deadline	N/A
16	§ 8b	Off-Record Matters Deadline	30 days following MEC
17	§ 8b	Off-Record Matters Objection Deadline	45 days following MEC
18	§ 8f	Right of First Refusal Deadline	N/A
19	§ 10a	Seller’s Property Disclosure Deadline	10 days following MEC
20	§ 10b	Inspection Objection Deadline	55 days following MEC
21	§ 10c	Resolution Deadline	60 days following MEC
22	§ 10d	Property Insurance Objection Deadline	30 days following MEC
23	§ 12	Closing Date	September 28, 2007
24	§ 17	Possession Date	On transfer of title
25	§ 17	Possession Time	5:00 PM
26	§ 29	Acceptance Deadline Date	July 3, 2007
27	§ 29	Acceptance Deadline Time	5:00 PM

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d.         Attachments.  The following are a part of this Contract:  See Addendum attached hereto.
Note:  The following disclosure forms are attached but are not a part of this Contract: N/A
e.         Applicability of Terms.  A check or similar mark in a box means that such provision is applicable.  The abbreviation “N/A” or the word “Deleted” means not applicable when inserted on any line in Dates and Deadlines (§ 2c), it means that the corresponding provision of the Contract to which reference is made is deleted.  The abbreviation “MEC” (mutual execution of this contract) means the latest date upon which both parties have signed this Contract.

3.          INCLUSIONS AND EXCLUSIONS.
a.         Inclusions.  The Purchase Price includes the following items (Inclusions):
(1)   Fixtures and Personal Property.  ; and  ☒ all fixtures and personal property located on the Property including, without limitation, all windmills and stock ponds.
(2)   Intentionally deleted.
(3)   Other Inclusions.  Such other personal property as agreed between Buyer and Seller, which personal property shall be included in a list of all personal property to be conveyed at Closing, to be prepared by Buyer and Seller on or prior to the Inspection Objection Deadline.
The Personal Property to be conveyed at Closing shall be conveyed, by Seller, free and clear of all taxes (except personal property taxes for the year of Closing), liens and encumbrances, except None.
(4)   Trade Fixtures. Intentionally deleted.
                        (5)    Parking and Storage Facilities.   Intentionally deleted.
(6)   Water Rights.  The following legally described water rights: Any and all water and water rights including, without limitation, any ditch rights, reservoir rights, storage rights, ground water rights, and well permits. Any water rights shall be conveyed by deed or other applicable legal instrument.
(7)   Growing Crops.  With respect to growing crops, Seller and Buyer agree as follows: Seller shall assign all leases to Buyer at Closing.
b.         Exclusions.  The following items are excluded: None.

4.         PURCHASE PRICE AND TERMS.  The Purchase Price set forth below shall be payable in U.S. Dollars by Buyer as follows:

Item No.	Reference	Item	Amount	Amount
1	§ 4	Purchase Price	$1,541,295.00
2	§ 4a	Earnest Money		$15,000.00
3	§ 4d(1)	New First Loan		$1,387,165.00
4	§ 4d(2)	New Second Loan
5	§ 4e	Assumption Balance
6	§ 4f	Seller or Private Financing
7
8
9	§ 4b	Cash at Closing		$139,130.00
10		TOTAL	$1,541,295.00	$1,541,295.00
Note:  If there is an inconsistency between the Purchase Price on the first page and this § 4, the amount in § 4 shall control.

a.         Earnest Money.  The Earnest Money set forth in this section, in the form of a check, is part payment of the Purchase Price and shall be payable to and held by Seller.  The Earnest Money deposit shall be tendered with this Contract, shall be non-refundable unless this Agreement is terminated in writing by Buyer within 20 days following MEC, and shall be applied to the purchase price at Closing.
b.         Cash at Closing.  All amounts paid by Buyer at Closing including cash at Closing, plus Buyer’s closing costs, shall be in funds which comply with all applicable Colorado laws, which include cash, electronic transfer funds, certified check, savings and loan teller’s check and cashier’s check (Good Funds).
c.         Down Payment Assistance; Seller Paid Costs.  Intentionally deleted.
d.         New Loan.
(1)   New First Loan.  Buyer shall obtain a new loan set forth in this section as follows:
☒Conventional  ☐ FHA  ☐ VA  ☐ Other _________________________________________________________________________________________ .
This loan will be secured by a 1st deed of trust.

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The loan may be increased to add the cost of mortgage insurance, VA funding fee and other items for a total loan amount, not in excess of $1,387,165.00, which shall be amortized over a period of 30 ☒Years☐ Months at approximately $11,161.44 per month including principal and interest not to exceed  9% per annum, plus, if required by Buyer’s lender, a deposit of 1/12 of the estimated annual real estate taxes, property insurance premium, and mortgage insurance premium.  If the loan is an adjustable interest rate or graduated payment loan, the payments and interest rate initially shall not exceed the figures set forth above.
Loan discount points, if any, shall be paid to lender at Closing and shall not exceed  1% of the total loan amount.
(2)    New Second Loan.   Intentionally deleted.
e.        Assumption.  Intentionally deleted.
f.         Seller or Private Financing.  Intentionally deleted.
e.        Cash at Closing.  All amounts paid by Buyer at Closing including Cash at Closing, plus Buyer’s closing costs, shall be in funds which comply with all applicable Colorado laws, which include cash, electronic transfer funds, certified check, savings and loan teller’s check and cashier’s check (Good Funds).

5.         FINANCING CONDITIONS AND OBLIGATIONS.
a.         Loan Application.  If Buyer is to pay all or part of the Purchase Price by obtaining a new loan, or if an existing loan is not to be released at Closing, Buyer, if required by such lender, shall make a verifiable application by Loan Application Deadline (§ 2c).  Buyer shall cooperate with Seller and lender to obtain loan approval, DILIGENTLY AND TIMELY PURSUE SAME IN GOOD FAITH, execute all documents and furnish all information and documents required by lender, and, subject to subsections 4b(1) and (2) and § 4c, timely pay the costs of obtaining such loan or lender’s consent.  Buyer agrees to satisfy the reasonable requirements of lender, and shall not withdraw the loan or assumption application, nor intentionally cause any change in circumstances that would prejudice lender’s approval of the loan application or funding of the loan.  Buyer may obtain different financing provided Seller incurs no additional delay, cost or expense, and provided Buyer is approved for such substitute loan.
b.         Loan Conditions.  If Buyer is to pay all or part of the Purchase Price by obtaining a new loan as specified in § 4b, this Contract is conditional upon Buyer’s approval of the availability, terms, conditions and cost for the new loan.  This condition is for the benefit of Buyer and shall be deemed waived unless Seller receives from Buyer, no later than Loan Conditions Deadline (§ 2c), written notice of Buyer’s election to terminate this Contract as such loan was not satisfactory to Buyer, Buyer shall not have the right to terminate under this § 5b based on the terms or conditions of any loan that is the same as set forth in § 4.  If Buyer so notifies Seller, this Contract shall terminate.  IF SELLER DOES NOT RECEIVE WRITTEN NOTICE TO TERMINATE AND BUYER DOES NOT CLOSE, BUYER SHALL BE IN DEFAULT.
c.         Credit Information and Buyer’s New Senior Loan.  Intentionally deleted..
d.         Existing Loan Review.  Intentionally deleted.

6.         APPRAISAL PROVISIONS.
a.         Appraisal Condition.
           ☐       (1)   Not Applicable.  This § 6a. shall not apply.
  ☒  (2)   Conventional.  Buyer shall have the sole option and election to terminate this Contract if the Purchase Price exceeds the Property’s valuation determined by an appraiser engaged by Buyer. This Contract shall terminate by Buyer delivering to Seller written notice of termination and either a copy of such appraisal or written notice from lender that confirms the Property’s valuation is less than the Purchase Price, received on or before Appraisal Deadline (§ 2c). If Seller does not receive such written notice of termination on or before Appraisal Deadline (§ 2c), Buyer waives any right to terminate under this subsection.
           ☐      (3)   FHA.   Intentionally deleted.
           ☐      (4)   VA.   Intentionally deleted.
b.         Cost of Appraisal.  Cost of any appraisal to be obtained after the date of this Contract shall be timely paid by ☒ Buyer☐Seller.

7.         EVIDENCE OF TITLE.
a.         Evidence of Title. On or before Title Deadline (§ 2c), Seller shall cause to be furnished to Buyer, at Seller’s expense, a current commitment for owner’s title insurance policy (Title Commitment) in an amount equal to the Purchase Price, or if this box is checked, ☐An Abstract of title certified to a current date.  At Seller’s expense, Seller shall cause the title insurance policy to be issued and delivered to Buyer as soon as practicable at or after Closing.  If a title insurance commitment is furnished, it ☒Shall  ☐ Shall Not commit to delete or insure over the standard exceptions which relate to:(1)parties in possession,
(2)         unrecorded easements,
(3)         survey matters,
(4)         any unrecorded mechanic’s liens,
(5)         gap period (effective date of commitment to date deed is recorded), and
(6)         unpaid taxes, assessments and unredeemed tax sales prior to the year of Closing.

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Any additional premium expense to obtain this additional coverage shall be paid by Buyer   Seller.    Seller shall cause the title insurance policy to be delivered to Buyer as soon as practicable after Closing. b. Copies of Exceptions.  On or before Title Deadline (§ 2c), Seller, at Seller’s expense, shall furnish to Buyer and Edward C. Sells, Esq., 2942 Evergreen Pkwy., #400, Evergreen, CO  80439, (1) a copy of any plats, declarations, covenants, conditions and restrictions burdening the Property, and (2) if a title insurance commitment is required to be furnished, and if this box is checked  ☒ Copies of any Other Documents (or, if illegible, summaries of such documents) listed in the schedule of exceptions (Exceptions).  Even if the box is not checked, Seller shall have the obligation to furnish these documents pursuant to this subsection if requested by Buyer any time on or before Document Request Deadline (§ 2c).  This requirement shall pertain only to documents as shown of record in the office of the clerk and recorder where the Property is located.  The abstract or title insurance commitment, together with any copies or summaries of such documents furnished pursuant to this section, constitute the title documents (Title Documents).
c.         Survey.  On or before Survey Deadline (§ 2c),  Seller  ☒ Buyer may cause Buyer (and the issuer of the Title Commitment) to receive a current  ☒ Improvement Survey Plat  ☐ Improvement Location Certificate ☐ Other (the description checked is known as Survey).  The Improvement Survey Plat shall be received by Buyer on or before Survey Deadline (§2c).  Buyer may waive the requirement that the Title Documents insure over some or all of the above standard exceptions by notice received by Seller on or before Closing. All costs of any Survey desired by Buyer or required for title insurance purposes shall be paid by Buyer.
d.         Common Interest Community Documents.
           ☒        (1)   Not Applicable.  This § 7d. shall not apply.
(2)   Common Interest Community Disclosure.  THE PROPERTY IS LOCATED WITHIN A COMMON INTEREST COMMUNITY AND IS SUBJECT TO THE DECLARATION FOR SUCH COMMUNITY. THE OWNER OF THE PROPERTY WILL BE REQUIRED TO BE A MEMBER OF THE OWNER’S ASSOCIATION FOR THE COMMUNITY AND WILL BE SUBJECT TO THE BYLAWS AND RULES AND REGULATIONS OF THE ASSOCIATION. THE DECLARATION, BYLAWS, AND RULES AND REGULATIONS WILL IMPOSE FINANCIAL OBLIGATIONS UPON THE OWNER OF THE PROPERTY, INCLUDING AN OBLIGATION TO PAY ASSESSMENTS OF THE ASSOCIATION. IF THE OWNER DOES NOT PAY THESE ASSESSMENTS, THE ASSOCIATION COULD PLACE A LIEN ON THE PROPERTY AND POSSIBLY SELL IT TO PAY THE DEBT. THE DECLARATION, BYLAWS, AND RULES AND REGULATIONS OF THE COMMUNITY MAY PROHIBIT THE OWNER FROM MAKING CHANGES TO THE PROPERTY WITHOUT AN ARCHITECTURAL REVIEW BY THE ASSOCIATION (OR A COMMITTEE OF THE ASSOCIATION) AND THE APPROVAL OF THE ASSOCIATION. PURCHASERS OF PROPERTY WITHIN THE COMMON INTEREST COMMUNITY SHOULD INVESTIGATE THE FINANCIAL OBLIGATIONS OF MEMBERS OF THE ASSOCIATION. PURCHASERS SHOULD CAREFULLY READ THE DECLARATION FOR THE COMMUNITY AND THE BYLAWS AND RULES AND REGULATIONS OF THE ASSOCIATION.
           ☐        (3)         Not Conditional on Review.  Buyer acknowledges that Buyer has received a copy of the owners’ association (Association) declarations, bylaws, rules and regulations, party wall agreements, minutes of most recent annual owners’ meeting and minutes of any directors’ meetings during the 6-month period immediately preceding Title Deadline, if any (Governing Documents), most recent financial documents consisting of (a) annual balance sheet, (b) annual income and expenditures statement, and (c) annual budget (Financial Documents), if any (collectively CIC Documents). Buyer has reviewed them, agrees to accept the benefits, obligations and restrictions that they impose upon the Property and its owners and waives any right to terminate this Contract due to such documents, notwithstanding the provisions of § 8e.
(4)         CIC Documents to Buyer.
           ☐    (a) Seller to Provide CIC Documents.  Seller shall cause the CIC Documents to be provided to Buyer, at Seller’s expense, on or before Title Deadline (§ 2c).
           ☐     (b) Seller Authorizes Association. Seller authorizes the Association to provide the CIC Documents to Buyer, at Seller’s expense.
                                     (c) Seller’s Obligation. Seller’s obligation to provide the CIC Documents shall be fulfilled upon Buyer’s receipt of the CIC Documents, regardless of who provides such documents.
(5)         Conditional on Buyer’s Review.  If the box in either subsection 7d(4)(a) or subsection 7d(4)(b) is checked, the provisions of this subsection 7d(5) shall apply. Written notice of any unsatisfactory provision in any of the CIC Documents, in Buyer’s subjective discretion, signed by Buyer, or on behalf of Buyer, and delivered to Seller on or before CIC Documents Objection Deadline (§ 2c), shall terminate this Contract.
Should Buyer receive the CIC Documents after Title Deadline (§ 2c), Buyer shall have the right, at Buyer’s option, to terminate this Contract by written notice delivered to Seller on or before ten calendar days after Buyer’s receipt of the CIC Documents. If Buyer does not receive the CIC Documents, or if such written notice to terminate would otherwise be required to be delivered after the Closing Date, Buyer’s written notice to terminate shall be received by Seller on or before three calendar days prior to Closing Date (§ 2c). If Seller does not receive written notice from Buyer within such time, Buyer accepts the provisions of the CIC Documents, and Buyer’s right to terminate this Contract pursuant to this subsection is waived, notwithstanding the provisions of § 8e.

NOTE:  If no box in this § 7d is checked, the provisions of subsection 7d(4)(a) shall apply.

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8.         TITLE AND SURVEY REVIEW.
a.         Title Review.  Buyer shall have the right to inspect the Title Documents. Written notice by Buyer of unmerchantability of title, form or content of Title Commitment or of any other unsatisfactory title condition shown by the Title Documents, notwithstanding § 13, shall be signed by or on behalf of Buyer and delivered to Seller on or before Title Objection Deadline (§ 2c), or within five calendar days after receipt by Buyer of any change to the Title Documents or endorsement to the Title Commitment together with a copy of the document adding any new Exception to title. If Seller does not receive Buyer’s notice by the date specified above, Buyer accepts the condition of title as disclosed by the Title Documents as satisfactory.
b.         Matters Not Shown by the Public Records.  Seller shall deliver to Buyer, on or before Off-Record Matters Deadline (§ 2c) true copies of all leases and surveys in Seller’s possession pertaining to the Property and shall disclose to Buyer all easements, liens (including, without limitation, governmental improvements approved, but not yet installed) or other title matters (including, without limitation, rights of first refusal, and options) not shown by the public records of which Seller has actual knowledge. Buyer shall have the right to inspect the Property to investigate if any third party has any right in the Property not shown by the public records (such as an unrecorded easement, unrecorded lease, or boundary line discrepancy). Written notice of any unsatisfactory condition disclosed by Seller or revealed by such inspection, notwithstanding § 13, shall be signed by or on behalf of Buyer and delivered to Seller on or before Off-Record Matters Objection Deadline (§ 2c). If Seller does not receive Buyer’s notice by said date, Buyer accepts title subject to such rights, if any, of third parties of which Buyer has actual knowledge.
c.         Survey Review.
           ☐       (1)         Not Applicable. This § 8c shall not apply.
           ☒      (2)         Conditional on Survey.  If the box in this subsection 8c(2) is checked, Buyer shall have the right to inspect the Survey. If written notice by or on behalf of Buyer of any unsatisfactory condition shown by the Survey, notwithstanding § 8b or § 13, is received by Seller on or before Survey Objection Deadline (§ 2c) then such objection shall be deemed an unsatisfactory title condition. If Seller does not receive Buyer’s notice by Survey Objection Deadline (§ 2c), Buyer accepts the Survey as satisfactory.
d.         Special Taxing Districts. SPECIAL TAXING DISTRICTS MAY BE SUBJECT TO GENERAL OBLIGATION INDEBTEDNESS THAT IS PAID BY REVENUES PRODUCED FROM ANNUAL TAX LEVIES ON THE TAXABLE PROPERTY WITHIN SUCH DISTRICTS. PROPERTY OWNERS IN SUCH DISTRICTS MAY BE PLACED AT RISK FOR INCREASED MILL LEVIES AND EXCESSIVE TAX BURDENS TO SUPPORT THE SERVICING OF SUCH DEBT WHERE CIRCUMSTANCES ARISE RESULTING IN THE INABILITY OF SUCH A DISTRICT TO DISCHARGE SUCH INDEBTEDNESS WITHOUT SUCH AN INCREASE IN MILL LEVIES. BUYER SHOULD INVESTIGATE THE DEBT FINANCING REQUIREMENTS OF THE AUTHORIZED GENERAL OBLIGATION INDEBTEDNESS OF SUCH DISTRICTS, EXISTING MILL LEVIES OF SUCH DISTRICT SERVICING SUCH INDEBTEDNESS, AND THE POTENTIAL FOR AN INCREASE IN SUCH MILL LEVIES.
In the event the Property is located within a special taxing district and Buyer desires to terminate this Contract as a result, if written notice, by or on behalf of Buyer, is received by Seller on or before Off-Record Matters Objection Deadline (§ 2c), this Contract shall terminate. If Seller does not receive Buyer’s notice by such date, Buyer accepts the effect of the Property’s inclusion in such special taxing district and waives the right to terminate for that reason.
e.         Right to Object, Cure. Buyer’s right to object shall include, but not be limited to, those matters listed in § 13. If Seller receives notice of unmerchantability of title or any other unsatisfactory title condition or commitment terms as provided in §§ 8a, b, c and d above, Seller shall use reasonable efforts to correct said items and bear any nominal expense to correct the same prior to Closing. If such unsatisfactory title condition is not corrected to Buyer’s satisfaction on or before Closing, this Contract shall terminate; provided, however, Buyer may, by written notice received by Seller on or before Closing, waive objection to such items.
f.         Right of First Refusal or Approval.  If there is a right of first refusal on the Property, or a right to approve this Contract, Seller shall promptly submit this Contract according to the terms and conditions of such right. If the holder of the right of first refusal exercises such right or the holder of a right to approve disapproves this Contract, this Contract shall terminate. If the right of first refusal is waived explicitly or expires, or the Contract is approved, this Contract shall remain in full force and effect. Seller shall promptly notify Buyer of the foregoing. If expiration or waiver of the right of first refusal or Contract approval has not occurred on or before Right of First Refusal Deadline (§ 2c), this Contract shall terminate.
g.         Title Advisory.  The Title Documents affect the title, ownership and use of the Property and should be reviewed carefully. Additionally, other matters not reflected in the Title Documents may affect the title, ownership and use of the Property, including without limitation boundary lines and encroachments, area, zoning, unrecorded easements and claims of easements, leases and other unrecorded agreements, and various laws and governmental regulations concerning land use, development and environmental matters. The surface estate may be owned separately from the underlying mineral estate, and transfer of the surface estate does not necessarily include transfer of the mineral rights or water rights. Third parties may hold interests in oil, gas, other minerals, geothermal energy or water on or under the Property, which interests may give them rights to enter and use the Property. Such matters may be excluded from or not covered by the title insurance policy. Buyer is advised to timely consult legal counsel with respect to all such matters as there are strict time limits provided in this Contract (e.g., Title Objection Deadline [§ 2c] and Off-Record Matters Objection Deadline [§ 2c]).

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9.         LEAD-BASED PAINT.  Unless exempt, if the improvements on the Property include one or more residential dwellings for which a building permit was issued prior to January 1, 1978, this Contract shall be void unless a completed Lead-Based Paint Disclosure (Sales) form is signed by Seller and the required real estate licensees, which must occur prior to the parties signing this Contract. Buyer acknowledges timely receipt of a completed Lead-Based Paint Disclosure (Sales) form signed by Seller and the real estate licensees.  Seller warrants that the Property does not include a residential dwelling.

10.       PROPERTY DISCLOSURE, INSPECTION, INSURABILITY AND BUYER DISCLOSURE.
a.         Seller’s Property Disclosure Deadline.  On or before Seller’s Property Disclosure Deadline (§ 2c), Seller agrees to deliver to Buyer the most current version of the Seller’s Property Disclosure form completed by Seller to the best of Seller’s actual knowledge, current as of the date of this Contract.
b.         Inspection Objection Deadline.  Buyer shall have the right to have inspections of the physical condition of the Property and Inclusions, at Buyer’s expense. If the physical condition of the Property or Inclusions is unsatisfactory in Buyer’s subjective discretion, Buyer shall, on or before Inspection Objection Deadline (§ 2c):
(1)         notify Seller in writing that this Contract is terminated, or
(2)         deliver to Seller a written description of any unsatisfactory physical condition which Buyer requires Seller to correct (Notice to Correct).
If written notice is not received by Seller on or before Inspection Objection Deadline (§ 2c), the physical condition of the Property and Inclusions shall be deemed to be satisfactory to Buyer.
c.         Resolution Deadline.  If a Notice to Correct is received by Seller and if Buyer and Seller have not agreed in writing to a settlement thereof on or before Resolution Deadline (§ 2c), this Contract shall terminate one calendar day following Resolution Deadline (§ 2c), unless before such termination Seller receives Buyer’s written withdrawal of the Notice to Correct.
d.         Insurability.  This Contract is conditioned upon Buyer’s satisfaction, in Buyer’s subjective discretion, with the availability, terms and conditions of and premium for property insurance. This Contract shall terminate upon Seller’s receipt, on or before Property Insurance Objection Deadline (§ 2c), of Buyer’s written notice that such insurance was not satisfactory to Buyer. If said notice is not timely received, Buyer shall have waived any right to terminate under this provision.
e.         Damage, Liens and Indemnity.  Buyer is responsible for payment for all inspections, tests, surveys, engineering reports, or any other work performed at Buyer’s request and shall pay for any damage which occurs to the Property and Inclusions as a result of such activities. Buyer shall not permit claims or liens of any kind against the Property for inspections, tests, surveys, engineering reports, or any other work performed on the Property at Buyer’s request. Buyer agrees to indemnify, protect and hold Seller harmless from and against any liability, damage, cost or expense incurred by Seller in connection with any such inspection, claim, or lien. This indemnity includes Seller’s right to recover all costs and expenses incurred by Seller to enforce this section, including Seller’s reasonable attorney and legal fees. The provisions of this section shall survive the termination of this Contract.
f.         Buyer Disclosure.  Buyer represents that Buyer ☐ Does  ☒ Does Not  need to sell and close a property to complete this transaction.
Note: Any property sale contingency should appear in Additional Provisions (§ 25).

11.       METHAMPHETAMINE LABORATORY DISCLOSURE.  The parties acknowledge that Seller is required to disclose whether Seller knows that the Property was previously used as a methamphetamine laboratory. No disclosure is required if the Property was remediated in accordance with state standards and other requirements are fulfilled pursuant to § 25-18.5-102, C.R.S. Buyer further acknowledges that Buyer has the right to engage a certified hygienist or industrial hygienist to test whether the Property has ever been used as a methamphetamine laboratory.  In the event that the Property has been used as a methamphetamine laboratory, Buyer may deliver written notice to Seller, on or before Closing, to terminate this Contract.

12.       CLOSING.  Delivery of deed from Seller to Buyer shall be at closing (Closing). Closing shall be on the date specified as the Closing Date (§ 2c) or by mutual agreement at an earlier date. The hour and place of Closing shall be as designated by Buyer.

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13.         TRANSFER OF TITLE.  Subject to tender or payment at Closing as required herein and compliance by Buyer with the other terms and provisions hereof, Seller shall execute and deliver a good and sufficient general warranty deed to Buyer, at Closing, conveying the Property free and clear of all taxes except the general taxes for the year of Closing. Except as provided herein, title shall be conveyed free and clear of all liens, including any governmental liens for special improvements installed as of the date of Buyer’s signature hereon, whether assessed or not. Title shall be conveyed subject to:
a.         those specific Exceptions described by reference to recorded documents as reflected in the Title Documents accepted by Buyer in accordance with § 8a (Title Review).
b.-e.   Intentionally deleted.

14.         PAYMENT OF ENCUMBRANCES.  Any encumbrance required to be paid shall be paid at or before Closing from the proceeds of this transaction or from any other source.

15.         CLOSING COSTS, DOCUMENTS AND SERVICES.
a.         Good Funds.  Buyer and Seller shall pay, in Good Funds, their respective Closing costs and all other items required to be paid at Closing, except as otherwise provided herein.
b.         Closing Documents.  Buyer and Seller shall sign and complete all customary or reasonably required documents at or before Closing.
c.         Closing Services Fee.  Fees for real estate Closing services shall be paid at Closing by ☐ Buyer☐ Seller  ☒ One-Half by Buyer and One-Half by Seller.
d.         Status Letter and Transfer Fees.   Intentionally deleted.
e.         Local Transfer Tax.  Intentionally deleted.
f.         Sales and Use Tax. Any sales and use tax that may accrue because of this transaction shall be paid when due by ☐ Buyer☐ Seller  ☒ One-Half by Buyer and One-Half by Seller.

16.         PRORATIONS.  The following shall be prorated to Closing Date (§ 2c), except as otherwise provided:
a.         Taxes.  Personal property taxes, if any, and general real estate taxes for the year of Closing, based on  ☐ Taxes for the Calendar Year Immediately Preceding Closing☒ Most Recent Mill Levy and Most Recent Assessed Valuation  ☐ Other______________________________________________________ .
b.         Rents.  See Paragraph 17 below.
c.         Association Assessments.  Intentionally deleted.
d.         Other Prorations.  Intentionally deleted.
e.         Final Settlement.  Unless otherwise agreed in writing, these prorations shall be final.

17.         POSSESSION.  Possession of the Property shall be delivered to Buyer on Possession Date at Possession Time (§ 2c), subject to the following leases or tenancies:

a)  Grazing lease with Triple R Partnership, expiring October 31, 2007; and
b)  A bow hunting lease on Sections 9, 15, and the northern portion of Section 22, Township 7 South, Range 58West of the 6th P.M., with Sierra Grande Outfitters expiring December 31, 2007.
c)  Buyer agrees that all lease income through the expiration date of such lease agreements shall be paid to theSeller.

If Seller, after Closing, fails to deliver possession as specified, Seller shall be subject to eviction and shall be additionally liable to Buyer for payment of $2,000.00 per day (or any part of a day) from the Possession Date and Possession Time (§ 2c) until possession is delivered.
Buyer  ☐ Does  ☒ Does Not  represent that Buyer will occupy the Property as Buyer’s principal residence.

18.         ASSIGNABILITY.   See addendum.

19.         INSURANCE; CONDITION OF, DAMAGE TO PROPERTY AND INCLUSIONS.  Except as otherwise provided in this Contract, the Property, Inclusions or both shall be delivered in the condition existing as of the date of this Contract, ordinary wear and tear excepted.
a.         Casualty Insurance.  In the event the Property or Inclusions shall be damaged by fire or other casualty prior to Closing, in an amount of not more than ten percent of the total Purchase Price, Seller shall be obligated to repair the same before Closing Date (§ 2c). In the event such damage is not repaired within said time or if the damages exceed such sum, this Contract may be terminated at the option of Buyer by delivering to Seller written notice of termination on or before Closing. Should Buyer elect to carry out this Contract despite such damage, at Closing, Buyer shall be entitled to a credit for all insurance proceeds that were received by Seller (but not the Association, if any) resulting from such damage to the Property and Inclusions, plus the amount of any deductible provided for in such insurance policy. Such credit shall not exceed the Purchase Price.  In the event Seller has not received such insurance proceeds prior to Closing, then Seller shall assign such proceeds, at Closing, plus credit Buyer the amount of any deductible provided for in such insurance policy, but not to exceed the total Purchase Price.

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b.         Damage, Inclusions and Services.  Should any Inclusion or service (including systems and components of the Property, e.g. heating, plumbing, etc.) fail or be damaged between the date of this Contract and Closing or possession, whichever shall be earlier, then Seller shall be liable for the repair or replacement of such Inclusion or service with a unit of similar size, age and quality, or an equivalent credit, but only to the extent that the maintenance or replacement of such Inclusion, service or fixture is not the responsibility of the Association, if any, less any insurance proceeds received by Buyer covering such repair or replacement. Seller and Buyer are aware of the existence of pre-owned home warranty programs that may be purchased and may cover the repair or replacement of such Inclusions. The risk of loss for damage to growing crops by fire or other casualty shall be borne by the party entitled to the growing crops as provided in subsection 3a(7) and such party shall be entitled to such insurance proceeds or benefits for the growing crops.
c.         Walk-Through and Verification of Condition.  Buyer, upon reasonable notice, shall have the right to walk through the Property prior to Closing to verify that the physical condition of the Property and Inclusions complies with this Contract.

20.         RECOMMENDATION OF LEGAL AND TAX COUNSEL.  By signing this document, Buyer and Seller acknowledge that the respective broker has advised that this document has important legal consequences and has recommended the examination of title and consultation with legal and tax or other counsel before signing this Contract.

21.         TIME OF ESSENCE, DEFAULT AND REMEDIES.  Time is of the essence hereof. If any note or check received as Earnest Money hereunder or any other payment due hereunder is not paid, honored or tendered when due, or if any obligation hereunder is not performed or waived as herein provided, there shall be the following remedies:
a.         If Buyer is in Default:
           ☐        (1)         Specific Performance.  Seller may elect to treat this Contract as canceled, in which case all Earnest Money (whether or not paid by Buyer) shall be forfeited by Buyer, paid to Seller and retained by Seller; and Seller may recover such damages as may be proper; or Seller may elect to treat this Contract as being in full force and effect and Seller shall have the right to specific performance or damages, or both.
           ☒        (2)         Liquidated Damages.  All Earnest Money (whether or not paid by Buyer) shall be forfeited by Buyer, paid to Seller, and retained by Seller.  Both parties shall thereafter be released from all obligations hereunder. It is agreed that the Earnest Money specified in § 4 is LIQUIDATED DAMAGES, and not a penalty, which amount the parties agree is fair and reasonable and (except as provided in §§ 10e, 19, 21c, 22, 23), said forfeiture shall be SELLER’S SOLE AND ONLY REMEDY for Buyer’s failure to perform the obligations of this Contract. Seller expressly waives the remedies of specific performance and additional damages.
b.         If Seller is in Default:  Buyer may elect to treat this Contract as canceled, in which case all Earnest Money received hereunder shall be returned and Buyer may recover such damages as may be proper, or Buyer may elect to treat this Contract as being in full force and effect and Buyer shall have the right to specific performance or damages, or both.
c.         Cost and Expenses.  In the event of any arbitration or litigation relating to this Contract, the arbitrator or court shall award to the prevailing party all reasonable costs and expenses, including attorney and legal fees.

22.         MEDIATION.  Intentionally deleted.

23.         EARNEST MONEY DISPUTE.    Intentionally deleted.

24.         TERMINATION.  In the event this Contract is terminated for any reason other than a Seller default twenty (20) days following MEC, all Earnest Money received hereunder shall be retained by Seller as compensation for removing the Property from the market during the period of time that this Contract remains in effect, and the parties shall be relieved of all obligations hereunder, subject to §§ 10e.In the event the Buyer terminates the Contact within twenty (20) days following MEC, the earnest money deposit shall be immediately return to Buyer and the parties shall be relieved of all obligations hereunder, subject to §§ 10e.

25.         ADDITIONAL PROVISIONS.  (The following additional provisions have not been approved by the Colorado Real Estate Commission.)

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See Addendum attached hereto as Exhibit A.

26.         ENTIRE AGREEMENT, MODIFICATION, SURVIVAL.  This agreement constitutes the entire Contract between the parties relating to the subject hereof, and any prior agreements pertaining thereto, whether oral or written, have been merged and integrated into this Contract. No subsequent modification of any of the terms of this Contract shall be valid, binding upon the parties, or enforceable unless made in writing and signed by the parties. Any obligation in this Contract that, by its terms, is intended to be performed after termination or Closing shall survive the same.

27.         FORECLOSURE DISCLOSURE AND PROTECTION.  Seller acknowledges that, to Seller’s current actual knowledge, the Property  ☐ IS ☑ IS NOT in foreclosure.  In the event this transaction is subject to the provisions of the Colorado Foreclosure Protection Act (the Act) (i.e., generally the Act requires that the Property is residential, in foreclosure, and Buyer does not reside in it for at least 1 year), a different contract that complies with the provisions of the Act is required, and this Contract shall be void and of no effect unless the Foreclosure Property Addendum is executed by all parties concurrent with the signing of this Contract. The parties are further advised to consult with their own attorney.

28.         NOTICE, DELIVERY, AND CHOICE OF LAW.
         a.         Physical Delivery.  Except for the notice requesting mediation described in § 22, delivered after Closing, and except as provided in § 28b below, all notices must be in writing. Any notice to Buyer shall be effective when received by Buyer or by Selling Brokerage Firm, and any notice to Seller shall be effective when physically received by Seller or Listing Brokerage Firm.
b.         Electronic Delivery.  As an alternative to physical delivery, any signed document and written notice may be delivered in electronic form by the following indicated methods only:  ☒ Facsimile☒ E-mail☐ No Electronic Delivery.  Documents with original signatures shall be provided upon request of any party.
c.         Choice of Law.  This Contract and all disputes arising hereunder shall be governed by and construed in accordance with the laws of the State of Colorado that would be applicable to Colorado residents who sign a contract in this state for property located in Colorado.

29.         NOTICE OF ACCEPTANCE, COUNTERPARTS. This proposal shall expire unless accepted in writing, by Buyer and Seller, as evidenced by their signatures below, and the offering party receives notice of such acceptance pursuant to § 28 on or before Acceptance Deadline Date (§ 2c) and Acceptance Deadline Time (§ 2c). If accepted, this document shall become a contract between Seller and Buyer. A copy of this document may be executed by each party, separately, and when each party has executed a copy thereof, such copies taken together shall be deemed to be a full and complete contract between the parties.

BUYER:

Claus Wagner, or assigns

By:

Address:

Phone No.:
Fax No.:

Email Address:

[NOTE: If this offer is being countered or rejected, do not sign  this document.  Refer to § 30]

Date:

William Blair Sylvester, Seller

Address:

Phone No.:
Fax No.:

Email Address:

30.         COUNTER; REJECTION.  This offer is  ☐ Countered☐ Rejected.
Initials only of party (Buyer or Seller) who countered or rejected offer

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END OF CONTRACT

Note: Closing Instructions and Earnest Money Receipt should be signed on or before Title Deadline (§ 2c).

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